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                              DOCK SITE AGREEMENT

          This Dock Site Agreement between the City of Marquette, Iowa (hereafter "City") and Gamblers Supply Management Company, a South Dakota corporation (hereafter "Company") is made this 10th day of June, 1994.

          WHEREAS, the Company desires to operate and manage casino gambling on excursion gambling boats and related activities in and about Marquette, Iowa; and

          WHEREAS, the City has entered into appropriate agreements with the Iowa Department of Natural Resources relating to the control and ownership of the docking facilities and adjacent land and desires to enter into an agreement with Company for the development and management thereof.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

          1. Leased Premises. City leases to Company and Company rents from City certain real property on the riverfront described as follows:

          All that area bounded on the North by Bloody Run Creek, on the East by the Mississippi River and on the South and West by the Sooline Railroad right-of-way (hereafter "Dock Site"), more particularly described in Exhibit A attached hereto and incorporated herein by this reference.

          2. Term.

          A. The term of this Agreement shall be for a period of twenty-five
(25) years from the date this Agreement is executed. This Agreement may be terminated by Company upon one hundred eighty (180) days written notice sent by certified mail to the City, and upon such termination, Company shall pay to City in addition to all other sums then accrued but not yet paid, an amount equal to twenty-five percent (25%) of the total payments received by the City in the form of wagering taxes, statutory passenger admission fees, and rental payments pursuant to this Agreement for the last full year of casino gambling prior to termination. For purposes of this subparagraph, the "last full year" means the year ending on the last anniversary date of the commencement of casino gambling preceding the termination notice. In the event the termination notice is sent prior to the first anniversary date of the commencement of casino gambling, the payment shall be an amount equal to twenty-five percent (25%) of the total of such payments received by the City for the first full year of casino gambling.

          B. This Agreement shall automatically terminate upon the happening of the following events:

          (i) Cancellation of gambling excursion boat licenses as a result of an unfavorable referendum after submission to the electorate;
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          (ii)  Non-renewal of license by the IRGC; or

          (iii) Termination of Management Agreement. In the event this Agreement is terminated as a result of the voluntary termination of the Management Agreement under paragraph 3A thereof, the City shall receive that amount identified in paragraph 2A of this Agreement.

          C. After the commencement of casino gambling operations, if the Company, for reasons which are in the Company's exclusive control, fails to regularly conduct casino gambling operations on an excursion boat which takes on passengers exclusively at the leased premises for any continuous period of sixty
(60) days or more, such inactivity shall, unless Company resumes regularly conducted gaming operations within thirty (30) days after written demand by the City, constitute a voluntary termination of this Agreement by the Company under paragraph 2A, above, and the Company shall pay to the City the amount provided in paragraph 2A.

          3. Conditions Precedent. This Agreement is subject to the conditions precedent that:

          A. Prior to commencement of operations, Company and the Marquette Gaming Corporation (hereafter "MGC") shall obtain the required licenses from the Iowa Racing and Gaming Commission to conduct casino gambling and to operate an excursion gambling boat;

          B. Approval of this Agreement, if necessary, amendments thereto, and other ancillary agreements by the Iowa Racing and Gaming Commission, or any other state agency;

          C. The execution of a Management Agreement by MGC and Gamblers Supply Management Company in the form attached hereto as Exhibit C, and incorporated herein by this reference;

          D. Company obtaining a permit from the U.S. Army Corps of Engineers to moor the excursion gambling boat and barge in the Mississippi River channel at the Dock Site described in Exhibit A and operate the boat in areas defined as Pools 9 and 10.

          E. Approval of this Agreement by the Iowa Department of Natural Resources.

          4. Dock Site Development. The Company shall, at its expense, construct improvements to the Dock Site for docking facilities and other purposes relating to the operation of gambling excursion boats and associated activities. The plans or said improvements are attached hereto as Exhibit B and incorporated herein by this reference. The City's execution of this Agreement constitutes approval of such plans. Upon approval of the completed improvements by the City's Engineer and satisfactory evidence furnished by the Company that all contractors and subcontractors have been fully paid, ownership of the Dock Site improvements shall be transferred to the City by the Company, subject to the terms of this Agreement. The Company agrees to maintain the Dock Site and all improvements thereon in compliance with all applicable governmental requirements

          5. Rental. As rental for the Dock Site premises, including use of the excursion
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gambling boat dock and all other improvements thereon, the Company shall pay to the City the following amounts:

          A. The sum of One Hundred Five Thousand and No/100 Dollars ($105,000.00) per year, payable in equal monthly installments, on or prior to the first day of each month, with the first installment due on the first day of the month following execution of this Agreement; and

          B. Twenty-five cents ($.25) per ticketed passenger embarking on any excursion gambling boat operated by Company from the Dock Site, payable in monthly installments, with the payment for each month due on or prior to the 15th day of the following month; and

          C. Beginning with the fourth year of this Agreement, the additional sum of twenty-five cents ($.25) per ticketed passenger, embarking on any excursion gambling boat from the Dock Site, payable as provided in subparagraph B., above.

          D. Two and one-half percent (2.5%) of net gambling receipts in excess of Twenty Million and No/100 Dollars ($20,000,000.00) with no applicable cap during the first three (3) years of operation; and beginning with the fourth year of operation, City shall receive 21% of net gambling receipts in excess of Twenty Million and No/100 Dollars ($20,000,000.00) but not exceeding Forty Million Dollars ($40,000,000.00), 5% of net gambling receipts in excess of Forty Million and No/100 Dollars ($40,000,000.00) but not exceeding Sixty Million and No/100 Dollars ($60,000,000.00), and 7.5% of net gambling receipts in excess of Sixty Million and No/100 Dollars ($60,000,000.00), with no applicable cap. "Net gambling receipts" are defined as gross gambling receipts less winnings paid-to players and less any state wagering taxes paid. All sums payable each year by the Company under this provision shall be paid within ninety (90) days following each anniversary date of the commencement of casino gambling.

          The rental payments to be made by the Company shall be in addition to all wagering taxes payable pursuant to Iowa law and the fifty cents ($.50) per passenger admission fee which may be imposed on the Company by ordinance of the City pursuant to Iowa Code (S) 99F.10. The City shall be granted access to such records of the Company as may be necessary to verify passenger counts. For purposes of this paragraph 5, "ticketed passengers" shall mean every person admitted during a calendar day on the excursion gambling boat, except necessary officials and employees of Company working on the boat.

          6. Municipa1 Utilities. The Company shall construct and extend, at its expense, water and sanitary sewer mains and related improvements from the scares, municipal manhole to the above-described Dock Site. These utility improvements shall be of sufficient quality and capacity to provide the anticipated water and sanitary sewer needs of the excursion boat and associated on-shore operations of the Company. The plans for such improvements shall be subject to prior approval by the City and its Engineer. Upon approval of the completed improvements by the City's Engineer and satisfactory evidence furnished by the Company that all contractors and subcontractors have been fully paid, ownership of the utility improvements shall be transferred to the City together with all easements necessary for maintenance and access. The utility improvements shall thereafter be part of the City's public utility system.
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          7.   Dock Site and Utility Improvements Purchase and Financing.  In
exchange for the transfer of ownership of the Dock Site improvements, as provided in paragraph 4, the City agrees to pay the Company the sum of Two Hundred Thousand and No/100 Dollars ($200,000.00) or the Company's cost to construct such improvements, whichever sum is less. In exchange for the transfer of ownership of the utility improvements, as provided in paragraph 6, the City agrees to pay to Company the sum of Fifty Thousand and No/100 Dollars ($50,000.00) or the Company's cost to construct such improvements, whichever sum is less. These obligations shall not be general obligations of the City but shall be payable solely from rental payments, wagering taxes and passenger admission fees received by the City from the Company's excursion gambling boat operations, pursuant to this Agreement or Management Agreement, and the City shall not be required to pay annually to the Company on account of such obligations a total amount, including interest at eight percent (8%), which is more than ten percent (10%) of the City's total annual combined revenue from river boat revenue from this Agreement or from MGC, all as may be more particularly provided in a separate loan agreement between the parties.

          8. Barge for Docking and Mooring. The Company shall provide, at its expense, a barge and docks necessary for the docking and mooring of the excursion gambling boat to the Dock Site. The barge shall remain the exclusive property of Company. The Company shall be responsible for the labor and expense in attaching and maintaining the barge to the Dock Site.

          9. Use of Dock Site. The Company and its employees, agents, licensees, and invites shall have the exclusive use of the Dock Site and barge, and no other person shall be entitled to dock or moor at said site without the prior written consent of the Company. No excursion gambling boat except those operated by Company shall be permitted to dock at said site without the prior consent of the City.

          10. Maintenance, Utilities, and Operating Expense. Company shall be responsible for all maintenance, utility and operating expenses including the cost of electrical expense, heating expense, snow removal, lawn care, janitorial services, garbage, water, sewer and other utility expenses, repairs, maintenance costs, and all other operating expenses incurred in the occupancy of the Dock Site and real estate as described above.

          11. Taxes. The Company shall pay all sums assessed as property taxes on the leased premises or the improvements based upon the normal assessed value of said premises before the same become delinquent. In no event shall the City impose any special or otherwise discriminatory tax upon the premises.

          12. Nondiscrimination. It is agreed that with respect to the use of the premises covered by this Agreement, the Company shall not exclude anyone from participation in, deny anyone the benefits of, or otherwise subject anyone to discrimination because of the person's race, color, national origin, age or disability.

          13. Improvements. The Company may make such alterations and improvements to the Dock Site, at the Company's expense, as it may deem desirable, provided only that the plans for such additional alterations and improvements first be submitted and approved in writing by the
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City, which such approval shall not be unreasonably withheld, and further provided that all necessary governmental approval shall have been secured by the Company. All improvements shall become property of the City upon completion.

          14. Mechanic's Liens. The Company shall not cause or suffer any lien or encumbrance to attach to or go against the premises, improvements, building or real estate upon which the forme- are located. If the Company shall cause a lien or encumbrance to be filed, the Company shall cause the same to be canceled and discharged of record by bond or otherwise as allowed by law at the expense of the Company within thirty (30) days after the filing thereof.

          15. Insurance. The Company shall, at its own cost and expense, obtain and keep in force, at all times during the term of this Agreement, a standard commercial general liability policy insuring the parties hereto against all liability and loss for damage on account of public liability, including injury, death, and property damage to third persons, allegedly occurring by reason of the use of the premises, or the Company's operations thereon, with the City as an additional named insured. Such policy shall be in an amount not less than two million dollars ($2,000,000.00)single limit per occurrence but shall be increased to five million dollars ($5,000,000.00) provided the cost per million for five million dollars is not greater than the cost per million for coverage of two million dollars. Certificates of said policies, providing for thirty (30) days notice to the City prior to cancellation shall be delivered to the City within twenty (20) days from the date of the beginning o' the term of this Agreement. All insurance provided for herein shall be effected under a valid and enforceable policy or policies issued by insurers of recognized responsibility, licensed to do business in the state of Iowa and approved by the City.

          16. Second Street Lease. The City is the owner of platted Second Street which adjoins the Company's real estate on the west. The City is presently seeking a federal grant and construction permits from the Army Corps of Engineers and the Iowa Department of Natural Resources under which the flood dike presently located on the west edge of the Company's real estate would be moved to the west portion of Second Street. This project would include the installation of a new storm sewer conduit under the dike and, potentially, the acquisition and development of nest wetlands to mitigate any loss of wetlands now located on Second Street. If said grant and all necessary permits are secured, and if the Company pays or reimburses to the City all of the City's share of the expense for such dike and storm sewer development on Second Street, the City agrees, following completion of the dike project, to lease to the Company, for parking purposes only, a portion of Second Street described as follows: all that part of platted Second Street south of Bloody Run Creek and North of Brown Street which is suitable for use for vehicular traffic. Provided, however, that the City may, upon sixty (60) days written notice, terminate the lease as to the West twenty-two (22) feet of such suitable space if such space is necessary for City use. The term of this lease shall be identical to that of this Dock Site Agreement and shall terminate at the same time. No additional rental payments by the Company shall be required beyond those provided in paragraph 5 of this Agreement. The Company shall have the right to improve the leased premises for parking purposes at its own expense, subject to prior approval of improvement plans by the City. Any such improvements shall, if requested by the City, be removed by the Company upon termination of this Agreement.
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          17.  Indemnification.  The Company shall indemnify, defend and hold harmless the City, its officers, directors, employees, and agents, from and against any and all liabilities, obligations, claims, damages, causes of action, costs and expenses, incurred by, or asserted against the City relating to any accident, injury to or death of any persons, or loss of or damage to property occurring in or about the Dock Site or in connection with the gaming operation, compliance with applicable gaming laws, and payment of any fees or taxes imposed with respect to gambling operations.

          The City shall indemnify, defend and hold harmless the Company, its officers, directors, employees, and agents, from and against any and all liabilities, obligations, claims, damages, causes of action, costs and expenses, incurred by, or asserted against the Company relating to any accident, injury to or death of any persons, or loss of or damage to property occurring in or about the Dock Site as a result of any act or omission by City.

          18. Skywalk. If at such time during the term of this lease Company determines it is necessary to demolish the planned skywalk which extends to the leased premises, Company hereby grants to City the option of acquiring the skywalk, in which event City shall substitute its own demolition bond in place of that bond required of the Company.

          19. Access. The City shall have access to the premises at all reasonable times in order to discharge any obligations it may cave pursuant to all agreements the City may enter into with the Iowa Department of Natural Resources.

          20. Vacation Upon Expiration. Upon the Expiration of the term of this Agreement, or as otherwise terminated as provided by this Agreement, the Company shall quietly yield and surrender to the City the premises in as good condition and repair as when taken, reasonable wear and tear excepted.

          21. Default. In the event the Company fails to pay any rental due hereunder or fails to keep and perform any of the other terms and conditions of this Agreement, time being of the essence, then thirty (30) days after written notice of default from City, City may, if such default has not been corrected, resort to any and all legal remedies or combination of legal remedies which City may desire to assert including but not limited to:

               A. Declare this lease at an end and terminate it;

               B. Sue for the rent due and to become due under the lease and for any damages sustained by City.

          22. Entire Agreement. This Agreement shall constitute the entire agreement and understanding between the parties and supersedes any prior agreement or understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written agreement signed by all the parties. The parties hereby covenant they will agree to any amendments to this Agreement which may be necessary y or desirable in order to conform to federal tax law, Iowa statutes, or administrative rules, including future legislative enactments and
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rules, provided that such amendments do not materially alter the rights or obligations of either party hereunder.

          23. Severability. In the event any portion of this Agreement is determined by competent jurisdiction to be void, illegal, or otherwise unenforceable, all other terms of the Agreement shall remain in full force and effect and this Agreement shall be in full force as if the void, illegal, or otherwise unenforceable provisions did not exist.

          24. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns .

          25. Assignment. No party shall assign its rights or duties under this Agreement without the prior written consent of the remaining parties, and in no event shall any such assignment relieve the assigning party of its obligations under the Agreement; provided, it is understood and agreed that the Company may be sold to any party, and that said sale shall not constitute a default under this paragraph or this Agreement.


CITY OF MARQUETTE, IOWA

By______________________
     Its Mayor

By_____________________
      Its Clerk

GAMBLERS SUPPLY MANAGEMENT COMPANY

     /s/ John Parker
By _____________________
Its President

     /s/ John Nix
By _____________________
Its   V.P.